Exhibit 10.1(b)

Daré Bioscience, Inc.

Incentive Stock Option Agreement
Granted under the Daré Bioscience, Inc. 2022 Stock Incentive Plan

1. Grant of Option.

This agreement evidences the grant by Daré Bioscience, Inc., a Delaware corporation (the “Company”), on ###GRANT_DATE### (the “Grant Date”) to ###PARTICIPANT_NAME### (the “Participant”), of an Option to purchase, in whole or in part, on the terms provided herein and in the Daré Bioscience, Inc. 2022 Stock Incentive Plan (the “Plan”), a total of ###TOTAL_AWARDS### shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at a price of ###GRANT_PRICE### per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern Time, on ###EXPIRY_DATE### (the “Final Exercise Date”).

Subject to Section 4, it is intended that this Option shall be an Incentive Stock Option. Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2. Vesting Schedule.

This Option will become exercisable (“vest”) as follows:

###VEST_SCHEDULE_TABLE###

The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be in writing in the Form of Notice of Stock Option Exercise attached hereto, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or by such other method as shall be approved by the Board, in any case together with payment in full in the manner provided in the Plan. The Participant may exercise this Option for less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended) to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive Option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated the Eligible Participant’s service for Cause, this Option shall be exercisable, within the period of one year following the date of termination due to the death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her termination due to death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause, the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this Option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall have the meaning provided to it in the Plan.

4. Tax Matters.

(a) Withholding. No shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

(b) Cessation of Employment. If Participant ceases to be an employee of the Company or of a qualifying subsidiary or parent entity (collectively such entities are the “Company Group”) but continues to provide service, this Option will be treated as a Nonstatutory Stock Option on the day after the date that is three (3) months after Participant ceases to be an employee of the Company Group: (i) even if Participant continues to provide service after employment has terminated or (ii) if Participant’s termination of employment was for any reason other than due to Participant’s death or disability.

(c) Disposition of Shares. If Participant sells or otherwise disposes of any of the shares acquired pursuant to the exercise of this Option on or before the later of (i) the date that is two years after the Grant Date or (ii) the date that is one year after the applicable exercise of this Option, then Participant shall within ten days of any and all such sales or dispositions provide the Company with written notice of such transactions including without limitation the date of each disposition, the number of shares that were disposed of in each transaction and their original Option Grant Date, and the amount of proceeds received from each disposition.

(d) $100,000 Limit. Notwithstanding anything to the contrary, to the extent that all or part of this Option exceeds the $100,000 limitation rule of section 422(d) of the Code, this Option or the lesser excess part will be treated as a Nonstatutory Stock Option.

5. Transfer Restrictions.

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

6. Notice.

Any notice to be given or delivered to the Company relating to this Option shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to Participant relating to this Option shall be in writing and addressed to Participant at such address of which Participant advises the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

7. Data Privacy.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company holds certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere and that the recipient country may have different data privacy laws and protections than Participant’s country. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Participant may elect to deposit any shares acquired under the Plan.

8. Consent to Receive Notices by Electronic Transmission.

If and when Participant becomes a stockholder in the Company, Participant hereby consents to the delivery of stockholder notices by electronic transmission for all purposes and to the fullest extent permitted by law, including the fullest extent set forth in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). That notices by electronic transmission shall be delivered to Participant as follows: (1) If by electronic mail, such notices shall be sent to the electronic mail address designated by Participant in a written notice sent to: Daré Bioscience, Inc., 3655 Nobel Drive, Suite 260, San Diego, California 92122 Attention: Secretary; (2) If by posting on an electronic network, such notices shall be posted for at least five (5) business days on the Company’s web site and Participant shall be notified of such posting at least three (3) business days’ in advance either (i) by electronic mail complying as to delivery with the terms of paragraph 1 above or (ii) by written notice to Participant at the address set forth in the Company’s records.

This consent applies to any and all notices required to be given to Participant for any purpose, including under the DGCL and/or if applicable, the Company’s certificate of incorporation, bylaws or otherwise. This consent also applies to any and all notices required to be given to Participant pursuant to any investors rights’, stockholders’, voting, right of first refusal and co-sale, registration rights or other similar stockholder agreement in respect of the Company or its shares of capital stock, unless otherwise expressly indicated in the applicable agreement. All notices sent by electronic mail will be considered given and received as of and on the date of electronic transmission thereof.

9. Provisions of the Plan.

This Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), Terms not otherwise defined herein shall have the meaning provided to them in the Plan.

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IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

DARÉ BIOSCIENCE, INC.

By:
Name:
Title

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of copies of the Daré Bioscience, Inc.2022 Stock Incentive Plan and related prospectus.

PARTICIPANT:

Address:

DARÉ BIOSCIENCE, INC.
NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION BY PARTICIPANT*

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, California 92122

Attention: Secretary

Re:	Exercise of Incentive Stock Option to Purchase Shares of Company Stock

________________________________________
[PRINT OR TYPE NAME OF PARTICIPANT]

Pursuant to the Incentive Stock Option Agreement dated ___________________, ______ between Daré Bioscience, Inc., a Delaware corporation, (the “Company”) and me, made pursuant to the 2022 Stock Incentive Plan (the “Plan”), I hereby request to purchase _______ Shares (whole number only and must be not less than twenty-five Shares or the remaining number of vested Shares subject to this Option) of common stock of the Company (the “Shares”), at the Option’s exercise price of $__________ per Share. I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below. I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage
of Payment		Form of Payment As Provided In the Plan

	%	Plan Section 5(f)(1) (payable to “Daré Bioscience, Inc.”)
	%	Plan Section 5(f)(2)(i)
	%	Plan Section 5(f)(2)(ii)
100%

Check one:	☐	The Shares are to be issued and registered in my name only.
	☐	The Shares are to be issued and registered in my name and my spouse’s name.

________________________________
[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐	Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan and in the Incentive Stock Option Agreement.

Dated: __________________

(Participant’s Signature)	(Spouse’s Signature)**

**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.